EXHIBIT 31.1

CERTIFICATIONS

I, Dana Persson, certify that:

1.                                       I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Golden Oval Eggs, LLC;

2.                                       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:                    December 31, 2007

/s/ Dana Persson
Dana Persson
President and Chief Executive Officer